EXHIBIT 99.1

Zoetis Reports Third Quarter 2016 Results

•	For Third Quarter 2016, Zoetis Reports Revenue of $1.2 Billion, Growing 2%, and Net Income of $239 Million, or $0.48 per Diluted Share, Growing 26% on a Reported Basis

•	Reports Adjusted Net Income of $258 Million, or Adjusted Diluted EPS of $0.52, for Third Quarter 2016

•	Delivers 4% Operational Growth in Revenue and 6% Operational Growth in Adjusted Net Income, Excluding Foreign Exchange, for Third Quarter 2016

•	Updates Full Year 2016 Revenue Guidance to $4.850 - $4.900 Billion and Increases Diluted EPS to $1.66 - $1.75 on a Reported Basis, or $1.91 - $1.96 on an Adjusted Basis

•	Updates Full Year 2017 Revenue Guidance to $5.150 - $5.275 Billion, with Diluted EPS of $2.10 - $2.22 on a Reported Basis, or $2.28 - $2.38 on an Adjusted Basis

PARSIPPANY, N.J. - Nov. 2, 2016 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2016 and updated its guidance for full year 2016 and 2017.

The company reported revenue of $1.2 billion for the third quarter of 2016, an increase of 2% compared with the third quarter of 2015. Net income for the third quarter of 2016 was $239 million, or $0.48 per diluted share, an increase of 26% to both on a reported basis.

Adjusted net income1 for the third quarter of 2016 was $258 million, or $0.52 per diluted share, an increase of 2% and 4%, respectively. Adjusted net income for the third quarter of 2016 excludes the net impact of $19 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the third quarter of 2016 increased 4%, excluding the impact of foreign currency. Adjusted net income for the third quarter of 2016 increased 6% operationally, excluding the impact of foreign currency.

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EXECUTIVE COMMENTARY
“In the third quarter, we grew revenue 4% operationally, with particular strength in our companion animal portfolio due to increased global sales of APOQUEL and other new products,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “The livestock portfolio also showed positive operational growth in the quarter, excluding the impact of product rationalizations -- a testament to the value of our diversification.”

“Our operational efficiency initiative as well as recent product launches are having clear benefits on our profitability, while we continue to invest in our business to sustain and grow our market leadership over the long term,” said Alaix.

“We continue to deliver solid operational revenue growth, while reducing our costs and improving margins. We are effectively implementing our operational efficiency initiative and are on target to exceed $300 million in savings in 2017,” said Glenn David, Executive Vice President and Chief Financial Officer of Zoetis. “We remain committed to allocating resources to the most promising opportunities and returning excess capital to our shareholders. Based on our strong performance through the first nine months, we are raising our earnings guidance for 2016 and improving our earnings guidance for 2017 despite the impact of foreign currency.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs. In the third quarter of 2016:

•
Revenue in the U.S. segment was $640 million, an increase of 1% compared with the third quarter of 2015. Sales of companion animal products grew 5%, driven by increased sales of APOQUEL® and several other new product launches, which were partially offset by declines in the company’s surgical fluid products. Sales of livestock products declined 2%, primarily due to product rationalizations as part of the company’s operational efficiency initiative, which impacted both poultry and swine. Swine also declined due to increased competition. The declines were partially offset by increased sales of cattle products due to promotional activities.

•
Revenue in the International segment was $585 million, an increase of 3% on a reported basis and an increase of 6% operationally, compared with the third quarter of 2015. Growth was partially offset by product rationalizations as a result of the company’s operational efficiency initiative and business changes in Venezuela and India. Sales of companion animal products grew 14% on a reported basis and 15% operationally, driven primarily from increased sales of APOQUEL, due in part to initial customer purchases in Japan, and other new product launches. In addition, sales grew in China, primarily in the vaccine portfolio, due to increased field force expansions and positive medicalization trends. Sales of livestock products declined 2% on a reported basis and grew 2%

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operationally, driven primarily by the acquisition of PHARMAQ, with sales primarily in Chile and Norway. Growth also resulted from an increase in sales of cattle products in Brazil and swine products in China.

Zoetis continues to drive demand and strengthen its diverse portfolio of products through lifecycle innovations, strong customer relationships and access to new markets and technologies. The company is focused on improving the performance and delivery of its current product lines; expanding product indications across species; pursuing approvals in new geographies; and developing and marketing innovative medicines, treatments and solutions for emerging diseases and unmet customer needs.

As part of the company’s focus on lifecycle innovation, Zoetis received approvals for new indications and formulations of key livestock products.

•
For swine, the company obtained approvals in the U.S. for new combinations of its FLUSURE XP® vaccine, which now helps guard against additional flu strains threatening swine herd health. Zoetis also expanded the breadth of its FOSTERA® swine vaccine franchise. In Mexico, the FOSTERA porcine reproductive and respiratory (PRRS) vaccine received an additional approval for reproductive protection, helping to prevent loss of piglets in utero due to PRRS infection. The company continued to bring its FOSTERA PCV MH vaccine to key markets with approvals in Brazil and Korea. This combination vaccine helps protect swine from porcine circovirus-associated disease and enzootic pneumonia caused by Mycoplasma hyopneumoniae.

•
DRAXXIN®, an injectable anti-infective to control and treat bovine respiratory disease, was approved for use in cattle in Japan, and it received an additional approval in Canada for use in pre-ruminating calves and veal cattle. Zoetis also obtained approval in Japan for BOPRIVA®, a unique vaccine that temporarily reduces testosterone in bulls, providing farmers with a highly effective therapy to manage aggressive behavior in cattle herds.

Zoetis continued to grow its diagnostics business through both an acquisition and the expansion of products into new markets.

•
In August, Zoetis acquired Scandinavian Micro Biodevices, a pioneer in developing and manufacturing microfluidic “lab on a chip” diagnostic analyzers and tests for veterinary point-of-care services. The acquisition gives the company an expanded and promising pipeline in this fast-growing segment of the animal health industry.

•
Zoetis also obtained new approvals for its WITNESS™, SERELISA® and PROFLOK® lines of diagnostic test kits in new markets such as Mexico, Japan and Korea. WITNESS diagnostic test kits help detect parvovirus in dogs. SERELISA PRV and PROFLOK diagnostic test kits help detect Aujeszky’s disease in swine and various diseases in poultry, respectively.

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FINANCIAL GUIDANCE

Zoetis' guidance for the full year 2016 has been updated to reflect the company’s strong performance throughout the year, the continued strength of its business model, and its confidence in the outlook for the remainder of the year. The company’s guidance for the full year 2016 is the following:

•	Revenue of between $4.850 billion to $4.900 billion

•	Reported diluted EPS for the full year of between $1.66 to $1.75 per share

•	Adjusted diluted EPS for the full year between $1.91 to $1.96 per share

Zoetis is improving its adjusted earnings guidance for 2017 despite the negative impact of foreign currency. The company’s guidance for the full year 2017 is as follows:

•	Revenue of between $5.150 billion to $5.275 billion

•	Reported diluted EPS for the full year of between $2.10 to $2.22 per share

•	Adjusted diluted EPS for the full year between $2.28 to $2.38 per share

Additional guidance on other items such as expenses and tax rate is included in the financial tables and will be discussed on the company's conference call this morning. This guidance reflects foreign exchange rates as of late October.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EDT) today, during which company executives will review third quarter 2016 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Nov. 2, 2016.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2015, the company generated annual revenue of $4.8 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

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1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Third Quarter			Nine Months
	2016	2015	% Change	2016	2015	% Change
Revenue	$1,241	$1,214	2	$3,611	$3,491	3
Costs and expenses:
Cost of sales(b)	410	421	(3)	1,198	1,242	(4)
Selling, general and administrative expenses(b)	345	374	(8)	1,003	1,107	(9)
Research and development expenses(b)	90	91	(1)	268	255	5
Amortization of intangible assets(c)	21	15	40	64	45	42
Restructuring charges/(benefits) and certain acquisition-related costs	4	13	(69)	(15)	280	*
Interest expense	41	29	41	125	86	45
Other (income)/deductions–net	(3)	(2)	50	(29)	—	*
Income before provision for taxes on income	333	273	22	997	476	*
Provision for taxes on income	96	83	16	332	157	*
Net income before allocation to noncontrolling interests	237	190	25	665	319	*
Less: Net (loss)/income attributable to noncontrolling interests	(2)	1	*	(2)	2	*
Net income attributable to Zoetis	$239	$189	26	$667	$317	*

Earnings per share—basic	$0.48	$0.38	26	$1.34	$0.63	*

Earnings per share—diluted	$0.48	$0.38	26	$1.34	$0.63	*

Weighted-average shares used to calculate earnings per share
Basic	495.2	499.2		496.3	500.2
Diluted	497.9	501.7		498.8	502.5

* Calculation not meaningful.

(a)
The condensed consolidated statements of income present the three and nine months ended October 2, 2016, and September 27, 2015. Subsidiaries operating outside the United States are included for the three and nine months ended August 28, 2016 and August 23, 2015.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended October 2, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$410	$(7)	$—	$—	$403
Gross profit	831	7	—	—	838
Selling, general and administrative expenses(c)	345	(1)	—	(11)	333
Research and development expenses(c)	90	—	—	—	90
Amortization of intangible assets(d)	21	(17)	—	—	4
Restructuring charges/(benefits) and certain acquisition-related costs	4	—	—	(4)	—
Other (income)/deductions–net	(3)	—	—	(1)	(4)
Income before provision for taxes on income	333	25	—	16	374
Provision for taxes on income	96	7	—	15	118
Net income attributable to Zoetis	239	18	—	1	258
Earnings per common share attributable to Zoetis–diluted	0.48	0.04	—	—	0.52

	Quarter ended September 27, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$421	$(2)	$—	$(10)	$409
Gross profit	793	2	—	10	805
Selling, general and administrative expenses(c)	374	—	—	(28)	346
Research and development expenses(c)	91	—	—	—	91
Amortization of intangible assets(d)	15	(11)	—	—	4
Restructuring charges and certain acquisition-related costs	13	—	(5)	(8)	—
Other (income)/deductions–net	(2)	—	(1)	—	(3)
Income before provision for taxes on income	273	13	6	46	338
Provision for taxes on income	83	4	—	(2)	85
Net income attributable to Zoetis	189	9	6	48	252
Earnings per common share attributable to Zoetis–diluted	0.38	0.02	0.01	0.09	0.50

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine months ended October 2, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$1,198	$(22)	$—	$(7)	$1,169
Gross profit	2,413	22	—	7	2,442
Selling, general and administrative expenses(c)	1,003	(4)	—	(35)	964
Research and development expenses(c)	268	(1)	—	—	267
Amortization of intangible assets(d)	64	(52)	—	—	12
Restructuring charges/(benefits) and certain acquisition-related costs	(15)	—	(2)	17	—
Other (income)/deductions–net	(29)	—	(1)	26	(4)
Income before provision for taxes on income	997	79	3	(1)	1,078
Provision for taxes on income	332	34	(1)	(28)	337
Net income attributable to Zoetis	667	45	4	27	743
Earnings per common share attributable to Zoetis–diluted	1.34	0.09	0.01	0.05	1.49

	Nine months ended September 27, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$1,242	$(7)	$—	$(35)	$1,200
Gross profit	2,249	7	—	35	2,291
Selling, general and administrative expenses(c)	1,107	—	—	(98)	1,009
Research and development expenses(c)	255	(1)	—	—	254
Amortization of intangible assets(d)	45	(33)	—	—	12
Restructuring charges and certain acquisition-related costs	280	—	(9)	(271)	—
Other (income)/deductions–net	—	—	(2)	(2)	(4)
Income before provision for taxes on income	476	41	11	406	934
Provision for taxes on income	157	14	(2)	88	257
Net income attributable to Zoetis	317	27	13	318	675
Earnings per common share attributable to Zoetis–diluted	0.63	0.05	0.03	0.63	1.34

(a)
The condensed consolidated statements of income present the three and nine months ended October 2, 2016, and September 27, 2015. Subsidiaries operating outside the United States are included for the three and nine months ended August 28, 2016 and August 23, 2015.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Third Quarter		Nine Months
	2016	2015	2016	2015
Integration costs(a)	$—	$5	$2	$9
Other(b)	—	1	1	2
Total acquisition-related costs—pre-tax	—	6	3	11
Income taxes(c)	—	—	(1)	(2)
Total acquisition-related costs—net of tax	$—	$6	$4	$13

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges/(benefits) and certain acquisition-related costs.

(b)	Included in Other (income)/deductions—net.

(c)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate, as well as a tax charge related to the acquisition of certain assets of Abbott Animal Health.

Certain amounts may reflect rounding adjustments.
(2) Certain significant items include the following:

	Third Quarter		Nine Months
	2016	2015	2016	2015
Operational efficiency initiative(a)	$9	$21	$(36)	$294
Supply network strategy(b)	2	3	13	23
Other restructuring charges and cost-reduction/productivity initiatives(c)	—	—	(1)	—
Certain asset impairment charges(d)	1	—	1	2
Stand-up costs(e)	1	22	18	84
Other(f)	3	—	4	3
Total certain significant items—pre-tax	16	46	(1)	406
Income taxes(g)	15	(2)	(28)	88
Total certain significant items—net of tax	$1	$48	$27	$318

(a)
For the three months ended October 2, 2016, represents an increase in employee termination accruals ($3 million) and exit costs ($1 million), included in Restructuring charges/(benefits) and certain acquisition-related costs, inventory write-offs of $1 million, included in Cost of sales, and consulting fees of $4 million, included in Selling, general and administrative expenses. For the nine months ended October 2, 2016, represents a reduction in employee termination accruals ($26 million benefit) and an increase in exit costs ($4 million), included in Restructuring charges/(benefits) and certain acquisition-related costs, inventory write-offs of $1 million, included in Cost of sales, accelerated depreciation of $1 million and consulting fees of $11 million, included in Selling, general and administrative expenses, and a $27 million net gain related to divestitures, included in Other (income)/deductions—net.

For the three months ended September 27, 2015, includes restructuring charges of $8 million related to asset impairments, included in Restructuring charges/(benefits) and certain acquisition-related costs. For the nine months ended September 27, 2015, includes restructuring charges of $261 million related to employee termination costs ($228 million) and asset impairments ($33 million), included in Restructuring charges/(benefits) and certain acquisition-related costs. Additionally, the three and nine months ended September 27, 2015 include inventory write-offs of $5 million included in Cost of sales, and consulting fees of $8 million and $28 million, respectively, included in Selling, general and administrative expenses.

(b)
For the three months ended October 2, 2016, represents accelerated depreciation charges of $2 million, included in Cost of sales. For the nine months ended October 2, 2016, represents restructuring charges of $6 million related to employee termination costs, included in Restructuring charges/(benefits) and certain acquisition-related costs, and accelerated depreciation charges of $4 million and consulting fees of $3 million, included in Cost of sales.

For the nine months ended September 27, 2015, represents restructuring charges of $10 million related to employee termination costs ($9 million) and asset impairments ($1 million), included in Restructuring charges/(benefits) and certain acquisition-related costs. Additionally, the three and nine months ended September 27, 2015, includes consulting fees of $3 million and $13 million, respectively, included in Cost of sales.

(c)	Included in Restructuring charges/(benefits) and certain acquisition-related costs.

(d)
For the three and nine months ended October 2, 2016, represents an impairment of finite-lived trademarks related to a canine pain management product. For the nine months ended September 27, 2015, represents an impairment of IPR&D assets related to the termination of a canine oncology project. Included in Other (income)/deductions—net.

(e)
Represents certain nonrecurring costs related to becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs. For the three and nine months ended October 2, 2016, included in Cost of sales ($3 million benefit and $1 million benefit, respectively) and Selling, general and administrative expenses ($4 million and $19 million, respectively).

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For the three and nine months ended September 27, 2015, included in Cost of sales ($2 million and $16 million, respectively) and Selling, general and administrative expenses ($20 million and $68 million, respectively).

(f)	The three and nine months ended October 2, 2016, represents costs associated with changes to our operating model in Selling, general and administrative expenses.
The nine months ended September 27, 2015, represents charges due to unusual investor-related activities in Selling, general and administrative expenses.

(g)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. The nine months ended October 2, 2016, includes (i) a net tax benefit of approximately $7 million related to a revaluation of the company’s deferred tax assets and liabilities using the tax rates expected to be in place going forward as a result of the implementation of certain operational changes and (ii) a net tax charge of approximately $38 million related to the impact of the European Commission’s negative decision on the excess profits rulings in Belgium. This net charge represents the recovery of prior tax benefits for the periods 2013 through 2015 offset by the revaluation of the company’s deferred tax assets and liabilities, using the rates expected to be in place at the time of the reversal, and does not include any benefits associated with a successful appeal of the decision.

The nine months ended September 27, 2015, includes a net tax benefit related to the revaluation of deferred taxes and other deferred tax adjustments.
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$403	$409	(1)%	1%	(2)%
as a percent of revenue	32.5%	33.7%	NA	NA	NA
Adjusted SG&A expenses	333	346	(4)%	(1)%	(3)%
Adjusted R&D expenses	90	91	(1)%	1%	(2)%
Adjusted net income attributable to Zoetis	258	252	2%	(4)%	6%

	Nine Months		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,169	$1,200	(3)%	(2)%	(1)%
as a percent of revenue	32.4%	34.4%	NA	NA	NA
Adjusted SG&A expenses	964	1,009	(4)%	(2)%	(2)%
Adjusted R&D expenses	267	254	5%	(1)%	6%
Adjusted net income attributable to Zoetis	743	675	10%	(8)%	18%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and nine months ended October 2, 2016, and September 27, 2015, are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. For the corresponding GAAP line items, see Condensed Consolidated Statements of Operations and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2016 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2016
Revenue	$4,850 to $4,900
Operational growth(a)	4% to 5%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 32.5% to 33%
Adjusted SG&A expenses(b)	$1,305 to $1,330
Adjusted R&D expenses(b)	$365 to $375
Adjusted interest expense and other (income)/deductions(b)	Approximately $165
Adjusted EBIT margin(b)	Approximately 32%
Effective tax rate on adjusted income(b)	Approximately 32%
Adjusted diluted EPS(b)	$1.91 to $1.96
Adjusted net income(b)	$955 to $980
Operational growth(a)(c)	12% to 15%
Certain significant items(d) and acquisition-related costs	$30 to $50

The guidance reflects foreign exchange rates as of late October 2016.
Reconciliations of 2016 reported guidance to 2016 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items(d) and acquisition-related costs	Purchase accounting	Adjusted(b)

Cost of sales as a percentage of revenue	~ 33.5%	(0.25%)	(0.5%)	~ 32.5% to 33%
SG&A expenses	$1,350 to $1,375	($40)	($5)	$1,305 to $1,330
R&D expenses	$365 to $375			$365 to $375
Interest expense and other (income)/deductions	~ $135	$30		~ $165
EBIT margin	~ 29% to 29.5%	0.5% to 1%	2%	~ 32%
Effective tax rate	~ 34%	(2.5%)	0.5%	~ 32%
Diluted EPS	$1.66 to $1.75	$0.09 to $0.13	$0.12	$1.91 to $1.96
Net income attributable to Zoetis	$830 to $875	$45 to $65	$60	$955 to $980

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(c)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP Reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP Reported results for the guidance period.

(d)
Primarily includes certain nonrecurring costs related to restructuring, net gains/losses on sales of assets, and other charges for the operational efficiency initiative and supply network strategy, becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs.

12 |

ZOETIS INC.
2017 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2017
Revenue	$5,150 to $5,275
Operational growth(a)	6% to 8%
Adjusted cost of sales as a percentage of revenue(b)	32% to 33%
Adjusted SG&A expenses(b)	$1,280 to $1,340
Adjusted R&D expenses(b)	$360 to $380
Adjusted interest expense and other (income)/deductions(b)	Approximately $160
Adjusted EBIT margin(b)	34% to 35%
Effective tax rate on adjusted income(b)	Approximately 30%
Adjusted diluted EPS(b)	$2.28 to $2.38
Adjusted net income(b)	$1,135 to $1,190
Operational growth(a)(c)	17% to 23%
Certain significant items(d) and acquisition-related costs	$30 to $50

The guidance reflects foreign exchange rates as of late October 2016.
Reconciliations of 2017 reported guidance to 2017 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items(d) and acquisition-related costs	Purchase accounting	Adjusted(b)

Cost of sales as a percentage of revenue	33% to 34%	(1%)		32% to 33%
SG&A expenses	$1,290 to $1,350	($5)	($5)	$1,280 to $1,340
R&D expenses	$360 to $380			$360 to $380
Interest expense and other (income)/deductions	~ $160			~ $160
EBIT margin	~ 32% to 33%	0.5% to 1%	1.5%	34% to 35%
Effective tax rate	~ 30%			~ 30%
Diluted EPS	$2.10 to $2.22	$0.05 to $0.07	$0.11	$2.28 to $2.38
Net income attributable to Zoetis	$1,045 to $1,110	$25 to $35	$55	$1,135 to $1,190

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense, adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(c)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP Reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP Reported results for the guidance period.

(d)
Primarily includes certain nonrecurring costs related to restructuring, net gains/losses on sales of assets, and other charges for the operational efficiency initiative and supply network strategy, becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$735	$750	(2)%	(2)%	—%
Companion Animal	490	451	9%	—%	9%
Contract Manufacturing	16	13	23%	(3)%	26%
Total Revenue	$1,241	$1,214	2%	(2)%	4%

U.S.
Livestock	$341	$348	(2)%	—%	(2)%
Companion Animal	299	284	5%	—%	5%
Total U.S. Revenue	$640	$632	1%	—%	1%

International
Livestock	$394	$402	(2)%	(4)%	2%
Companion Animal	191	167	14%	(1)%	15%
Total International Revenue	$585	$569	3%	(3)%	6%

Livestock:
Cattle	$432	$432	—%	(1)%	1%
Swine	145	163	(11)%	(2)%	(9)%
Poultry	111	132	(16)%	(2)%	(14)%
Fish	25	—	—%	—%	—%
Other	22	23	(4)%	(3)%	(1)%
Total Livestock Revenue	$735	$750	(2)%	(2)%	—%

Companion Animal:
Horses	$33	$35	(6)%	(1)%	(5)%
Dogs and Cats	457	416	10%	—%	10%
Total Companion Animal Revenue	$490	$451	9%	—%	9%

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$2,091	$2,155	(3)%	(5)%	2%
Companion Animal	1,479	1,299	14%	(2)%	16%
Contract Manufacturing	41	37	11%	(2)%	13%
Total Revenue	$3,611	$3,491	3%	(4)%	7%

U.S.
Livestock	$891	$903	(1)%	—%	(1)%
Companion Animal	925	789	17%	—%	17%
Total U.S. Revenue	$1,816	$1,692	7%	—%	7%

International
Livestock	$1,200	$1,252	(4)%	(8)%	4%
Companion Animal	554	510	9%	(5)%	14%
Total International Revenue	$1,754	$1,762	—%	(7)%	7%

Livestock:
Cattle	$1,175	$1,201	(2)%	(4)%	2%
Swine	441	495	(11)%	(4)%	(7)%
Poultry	351	399	(12)%	(4)%	(8)%
Fish	64	—	—%	—%	—%
Other	60	60	—%	(4)%	4%
Total Livestock Revenue	$2,091	$2,155	(3)%	(5)%	2%

Companion Animal:
Horses	$108	$117	(8)%	(3)%	(5)%
Dogs and Cats	1,371	1,182	16%	(2)%	18%
Total Companion Animal Revenue	$1,479	$1,299	14%	(2)%	16%

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

15 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(a)
Total International	$585	$569	3%	(3)%	6%
Australia	42	40	5%	—%	5%
Brazil	56	54	4%	(1)%	5%
Canada	39	35	11%	(1)%	12%
China	33	30	10%	(8)%	18%
France	28	24	17%	(1)%	18%
Germany	29	27	7%	(1)%	8%
Italy	21	21	—%	1%	(1)%
Japan	34	23	48%	18%	30%
Mexico	17	19	(11)%	(24)%	13%
Spain	20	21	(5)%	—%	(5)%
United Kingdom	35	43	(19)%	(11)%	(8)%
Other Developed	80	68	18%	2%	16%
Other Emerging	151	164	(8)%	(5)%	(3)%

	Nine Months		% Change
	2016	2015	Total	Foreign Exchange	Operational(a)
Total International	$1,754	$1,762	—%	(7)%	7%
Australia	119	109	9%	(6)%	15%
Brazil	162	185	(12)%	(18)%	6%
Canada	120	117	3%	(7)%	10%
China	113	94	20%	(7)%	27%
France	89	77	16%	(2)%	18%
Germany	90	86	5%	(2)%	7%
Italy	63	66	(5)%	(2)%	(3)%
Japan	96	75	28%	10%	18%
Mexico	56	55	2%	(19)%	21%
Spain	62	60	3%	(1)%	4%
United Kingdom	112	122	(8)%	(8)%	—%
Other Developed	223	211	6%	(3)%	9%
Other Emerging	449	505	(11)%	(9)%	(2)%
(a) Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

16 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$640	$632	1%	—%	1%
Cost of Sales	137	147	(7)%	—%	(7)%
Gross Profit	503	485	4%	—%	4%
Gross Margin	78.6%	76.7%
Operating Expenses	101	100	1%	—%	1%
Other (income)/deductions	—	(1)	(100)%	—%	(100)%
U.S. Earnings	$402	$386	4%	—%	4%

International:
Revenue	$585	$569	3%	(3)%	6%
Cost of Sales	201	209	(4)%	(5)%	1%
Gross Profit	384	360	7%	(2)%	9%
Gross Margin	65.6%	63.3%
Operating Expenses	128	137	(7)%	(2)%	(5)%
Other (income)/deductions	—	4	(100)%	(122)%	22%
International Earnings	$256	$219	17%	—%	17%

Total Reportable Segments	$658	$605	9%	—%	9%

Other business activities(c)	(71)	(73)	(3)%
Reconciling Items:
Corporate(d)	(159)	(138)	15%
Purchase accounting adjustments(e)	(25)	(13)	92%
Acquisition-related costs(f)	—	(6)	(100)%
Certain significant items(g)	(16)	(46)	(65)%
Other unallocated(h)	(54)	(56)	(4)%
Total Earnings(i)	$333	$273	22%

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

17 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,816	$1,692	7%	—%	7%
Cost of Sales	402	399	1%	—%	1%
Gross Profit	1,414	1,293	9%	—%	9%
Gross Margin	77.9%	76.4%
Operating Expenses	293	274	7%	—%	7%
Other (income)/deductions	—	(1)	(100)%	—%	(100)%
U.S. Earnings	$1,121	$1,020	10%	—%	10%

International:
Revenue	$1,754	$1,762	—%	(7)%	7%
Cost of Sales	598	638	(6)%	(8)%	2%
Gross Profit	1,156	1,124	3%	(6)%	9%
Gross Margin	65.9%	63.8%
Operating Expenses	361	423	(15)%	(6)%	(9)%
Other (income)/deductions	3	10	(70)%	(65)%	(5)%
International Earnings	$792	$691	15%	(6)%	21%

Total Reportable Segments	$1,913	$1,711	12%	(2)%	14%

Other business activities(c)	(219)	(208)	5%
Reconciling Items:
Corporate(d)	(499)	(392)	27%
Purchase accounting adjustments(e)	(79)	(41)	93%
Acquisition-related costs(f)	(3)	(11)	(73)%
Certain significant items(g)	1	(406)	*
Other unallocated(h)	(117)	(177)	(34)%
Total Earnings(i)	$997	$476	*
* Calculation not meaningful.

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

18 |